 Exhibit 5.1
K&L GATES llp HEARST TOWER 47TH FLOOR 214 NORTH TRYON STREETCHARLOTTE, NC 28202 T 704.331.7400 F 704.331.7598 klgates.com

December 15, 2016

ENDRA Life Sciences Inc.
3600 Green Court, Suite 350
Ann Arbor, MI 48105

Ladies and Gentlemen:
We have acted as counsel to ENDRA Life Sciences Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (File No. 333-214724) originally filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2016 and amended on December 6, 2016 and December 15, 2016 (as amended, the “Registration Statement) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale by the Company (“Offering”) of (i) shares (“Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), (ii) warrants (“Warrants”) to purchase shares of Common Stock, to be issued under a warrant agreement, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”), (iii) shares of Common Stock underlying the Warrants (“Warrant Shares”), (iv) a warrant (“Underwriter’s Warrant”), issued to the underwriter for the Offering to purchase shares of Common Stock and (v) shares of Common Stock underlying the Underwriter’s Warrant (“Underwriter’s Warrant Shares”). The Shares, the Warrants, the Warrant Shares, the Underwriter’s Warrant and the Underwriter’s Warrant Shares are referred to herein, collectively, as the “Securities”. The proposed maximum aggregate offering price of the Securities is $21,454,400.  The Securities are to be sold by the Company pursuant to an Underwriting Agreement by and between the Company and Dougherty & Company LLC (the “Underwriting Agreement”).
You have requested our opinion as to the matters set forth below in connection with the issuance of the Securities. For purposes of rendering that opinion, we have examined: (i) the Registration Statement, (ii) the Underwriting Agreement, (iii) the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), (iv) the Company’s Bylaws (the “Bylaws”), (v) the Company’s stock, warrant and option ledgers, and (vi) the corporate actions of the Company’s Board of Directors which authorize the issuance of the Securities. We have reviewed such other matters and made such other inquiries as we have deemed necessary to render the opinions expressed herein. For the purposes of this opinion letter, we have assumed that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, the conformity to the original or final versions of the documents submitted to us as copies or drafts, including without limitation, the Charter and that all signatures on each such document are genuine.

ENDRA Life Sciences Inc.
December 15, 2016

In rendering our opinion below, we also have assumed that: (a) the Company will have sufficient authorized and unissued shares of Common Stock at the time of each issuance of a Warrant Share or an Underwriter’s Warrant Share; (b) each Share, Warrant Share and Underwriter Warrant’s Share will be evidenced by an appropriate certificate, duly executed and delivered or the Company’s Board of Directors will adopt a resolution, providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the Delaware General Corporation Law (the “DGCL”), prior to their issuance; (c) the issuance of each Share, Warrant Share and Underwriter’s Warrant Share will be duly noted in the Company’s stock ledger upon issuance; and (d) each of the Warrants, the Underwriter’s Warrant and the Underwriting Agreement constitutes a valid and binding agreement of each of the parties thereto (other than the Company), enforceable against the parties thereto in accordance with its terms. We have further assumed the legal capacity of natural persons. We have not verified any of those assumptions.
Our opinion set forth below in numbered paragraphs 1, 3 and 5 are limited to the DGCL. Our opinion set forth below in numbered paragraphs 2 and 4 are limited to the laws of the State of New York.
Based upon and subject to the foregoing, provided that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any related prospectus required by applicable law (“Prospectus”) have been delivered and filed as required by such laws, it is our opinion that:
1.
The Shares have been duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus and the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.
2.
The Warrants have been duly authorized for issuance by the Company and, provided that the Warrant Agreement has been duly executed and delivered by the Warrant Agent and the Company and that Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).
3.
The Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Warrants in accordance with the terms therein and the terms of the Warrant Agreement, will be validly issued, fully paid, and non-assessable.

ENDRA Life Sciences Inc.
December 15, 2016

4.
The Underwriter’s Warrant has been duly authorized for issuance by the Company and, provided that the Underwriter’s Warrant has been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, then the Underwriter’s Warrant, when issued and paid for as described in the Registration Statement and the Prospectus, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).
5.
The Underwriter Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Underwriter’s Warrant in accordance with the terms therein, will be validly issued, fully paid, and non-assessable.
The opinions set forth above are subject to the following additional assumptions:
(a)           The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;
(b)           All Securities offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the Prospectus and (ii) only upon payment of the consideration fixed therefor in accordance with the Underwriting Agreement, the Warrant Agreement and, if applicable, the Securities themselves, and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto; and
(c)           To the extent that the obligations of the Company under any Warrant Agreement, or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (i) each party to any such agreement other than the Company (including any applicable warrant agent or other party acting in a similar capacity with respect to any Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicable Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

ENDRA Life Sciences Inc.
December 15, 2016

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.
We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the caption “Legal Matters” in the Registration Statement and in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP